Exhibit 99.T3F

CROSS-REFERENCE TABLE FOR THE NEW INDENTURE(1)

TIA SECTIONS	INDENTURE SECTIONS
Section 310	(a)	7.10
	(b)	7.10
Section 311	(a)	7.11
	(b)	7.11
Section 312	(b)	2.06
	(c)	11.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.02; 4.03
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(b)	6.07
	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05

(1) This cross-reference table applies to the Form of Indenture relating to the New Debentures.  This cross-reference table shall not be deemed for any purpose to be part of the New Indenture.